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                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only as permitted by Rule
14c-5(d)(2)

[X]      Definitive Information Statement

                       MAGELLAN FILMED ENTERTAINMENT, INC
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies: N/A

      (2) Aggregate number of securities to which transaction applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4) Proposed maximum aggregate value of transaction: N/A

      (5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid: N/A

      (2) Form, Schedule or Registration Statement No.: N/A

      (3) Filing Party: N/A

      (4) Date Filed: N/A






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                       MAGELLAN FILMED ENTERTAINMENT, INC
                             8756 - 122nd Avenue NE
                               Kirkland, WA 98033

To Our Shareholders:

Notice is hereby given that an annual meeting of shareholders of Magellan Filmed Entertainment, Inc, a Nevada corporation, will be held at the Bellevue Club, 11200 SE 6th, Bellevue, WA 98004 on August 23, 2001, at 10:00 a.m. PDT. The purpose of the meeting is to consider and take action on the proposals summarized below:

(i.)     Increase in authorized Capital
           An amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized for issuance, from 200 million to 950 million, and to increase the number of shares of preferred stock authorized for issuance, from 50 million to 300 million;

(ii.)    Change the par value
           An amendment to the Company's Articles of Incorporation to change the par value of the common stock from $.001 to $.0001 and to change the par value of the preferred stock from $.001 to $.0001;

(iii.)   Change in provisions for the issuance of capital stock.
           An amendment to the Company's Articles of Incorporation to provide that the Board of Directors have the authority to issue the Common Stock and Preferred Stock in series and to determine for each series the voting powers, designations, preferences, rights, qualifications, limitations or restrictions expressed in the resolutions providing for the issue of such series, and to add provisions to the Articles of Incorporation to clarify features relating to the authorized capital stock;

(iv.)    Such other business as may properly come before the meeting.

This Information Statement is being sent on August 3, 2001 to the holders of record of the Company's common stock at the close of business on July 24, 2001 (the "Meeting Record Date") which has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your attention is directed to the enclosed Information Statement.

By Order of the Board of Directors

/s/ Patrick F. Charles
Patrick F. Charles
President and CEO


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                       MAGELLAN FILMED ENTERTAINMENT, INC
                             8756 - 122nd Avenue NE
                               Kirkland, WA 98033

                              INFORMATION STATEMENT


                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of Magellan Filmed Entertainment, Inc ("Magellan" or the "Company") to the shareholders of record of the Company's common stock at the close of business on July 24, 2001 (the "Meeting Record Date"), and is being sent to you in connection with the annual meeting of shareholders of Magellan to be held at the Bellevue Club, 11200 SE 6th, Bellevue, WA 98004 on August 23, 2001, at 10:00 a.m. PDT, (the "Meeting"). The purpose of the Meeting is to consider and take action on the proposals summarized below:

         (i) Increase in authorized Capital
                  An amendment to the Company's Articles of Incorporation (the "Articles") to increase the number of shares of common stock, (the "Common Stock"), authorized for issuance from 200 million to 950 million; to increase the number of shares of preferred stock, (the "Preferred Stock"), authorized for issuance from 50 million to 300 million;

         (ii) Change the par value
                  An amendment to the Company's Articles of Incorporation to change the par value of the Common Stock from $.001 to $.0001 and to change the par value of the Preferred Stock from $.001 to $.0001;

         (iii) Change in provisions for the issuance of capital stock.
                  An amendment to the Company's Articles of Incorporation to provide that the Board of Directors have the authority to issue the Common Stock and Preferred Stock in a series and to determine for each series the voting powers, designations, preferences, rights, qualifications, limitations or restrictions expressed in the resolutions providing for the issue of such series, and to add provisions to the Articles of Incorporation to clarify features relating to the authorized capital stock;

         (iv) Such other business as may properly come before the meeting.

The form of the Certificate of Amendment to the Articles of Incorporation of Magellan Filmed Entertainment, Inc. is included herewith as Exhibit A.

This Information Statement is being mailed on or before the close of business on August 3, 2001, to shareholders holding Common Stock, the only shareholders entitled to vote or give an authorization or consent in regard to any matter to be acted upon. The Company will cause each of the matters described above to become effective as soon as practicable twenty (20) days after August 3, 2001, the date the Information Statement is first sent to the stockholders. The effective date of the amendments described above will be the Meeting date, August 23, 2001.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

As of the Meeting Record Date, July 24, 2001, there were issued and outstanding 180,884,192 shares of Common Stock for the purpose of determining shareholders
-----------
entitled to receive this Information Statement. The Common Stock is the only security of the Company that is issued and is entitled to vote on these matters. The Company's Bylaws provide that shareholders holding 10% (ten percent) of the issued and outstanding voting shares, present at the Meeting or represented by proxy, shall constitute a quorum. When a quorum is present the vote of the holders of 10% (ten percent) of the stock having voting power present at the Meeting or represented by proxy shall be sufficient to decide any matter brought before such meeting

Each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of the Company, for a total of 180,884,192 Common Stock votes as of the Meeting Record Date, July 24,
         -----------
2001 The Common Stock shareholders are entitled to vote on any matter submitted to the vote of the shareholders at any meeting of the shareholders.

The Board of Directors of the Company believes that the proposals are in the best interest of the Magellan shareholders and recommends adoption of the proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             ADDITIONAL INFORMATION

                             REASONS FOR THE CHANGES

The Company currently has 200 million shares of $.001 par value Common Stock and 50 million shares of $.001 par value Preferred Stock authorized for issuance. The Company's Board of Directors recommended the increase in the authorized Common Stock from 200 million shares par value $.001 to 950 million shares par value $.0001, and the authorized Preferred Stock from 50 million shares, par value $.001 to 300 million shares, par value $.0001 to make available for issuance from time to time additional capital stock in connection with financings, acquisitions and conversions. Because the market price for the common stock has remained relatively low, it has been necessary to sell or otherwise issue more shares than anticipated, in order to raise sufficient capital through the issuance of convertible debt instruments. The Board believes it necessary to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue. The Board also recommends the change in the par value of the common Stock and Preferred Stock from $.001 to $.0001 to insure that the issuance of shares for conversion of convertible debentures are at prices that are at or above par value. Shares cannot be issued below par value since such shares would not be fully paid. The decrease in par value may also minimize state fees based on par value of authorized capital. The proposed changes will be affected by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, included herein as Exhibit A. The changes will be effective as of the Meeting date, August 23, 2001.

The Company anticipates that in the future it will consider a number of financing and acquisition transactions which may involve the issuance of additional equity, debt or convertible securities. The increase in authorized capital stock and the provision giving the Board authority, without any further approval of the shareholders, to determine the terms of any class or series of Common Stock or Preferred Stock to be issued from time to time, including voting powers, designations, preferences, rights, qualifications, limitations, restrictions, dividends or interest rates, conversion prices, redemption prices, maturity dates and similar matters will allow the board to act without the necessity, and the related costs and delays, of either calling a special shareholders meeting or of waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital to the level proposed herein. If, in a particular instance, shareholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to shareholders for their approval, regardless of whether shareholders had previously approved a sufficient number of shares.

The Company currently anticipates the issuance of additional shares of Common Stock for conversion of outstanding convertible debentures of $777,100. This amount is convertible based on the dollars to be converted divided by the current Common Stock price at the time of conversion, adjusted for any conversion discounts. Future common stock prices are unknown, therefore the number of shares to be issued for such conversions is unknown, if however the Company were to issue a significant number of shares, such issuance would result in a dilution of the percentage ownership interest of existing shareholders.

         CERTAIN ANTI-TAKEOVER EFFECTS OF THE AUTHORIZED STOCK INCREASE

Under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing some or all of the additional authorized shares to be issued to a holder or holders who side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. Such an issuance would diminish the voting power of existing shareholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the increase in authorized capital stock solely for the purpose of poising itself for potential financings and acquisitions. The amendment is not prompted by any specific effort or takeover threat currently known or perceived by management.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

Nevada Law does not provide for dissenters' rights of appraisal with respect to the increase in the number of authorized shares of Common Stock and Preferred Stock, the change in par value or the change granting the Board authority to determine the provisions of capital stock issued.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, nominee for director, executive officer, associate of any director, nominee for director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Magellan's Articles of Incorporation, which is not shared by all other stockholders.



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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information as of July 24, 2001 describing the beneficial ownership of Magellan's outstanding voting capital stock by (i) each of the Company's Officers and Directors; (ii) each person who is known by Magellan to own more than 5% of Magellan's outstanding common stock; and (iii) all of Magellan's Officers and Directors as a group

Title of         Name of Beneficial           Amount and Nature      Percent
  Class             Owner                   of Beneficial Ownership  of Class
----------       -------------------        -----------------------  --------

Common            Patrick F Charles           14,812,500    (a)(c)      8.19%
Stock             8756-122nd Avenue NE                                  -----
                  Kirkland, WA 98033
                  President, Chief Executive
                  Officer and Director

Common            Terrence K. Picken          14,812,500    (b)(c)      8.19%
Stock             8756-122nd Avenue NE                                  ----
                  Kirkland, WA 98033
                  Executive Vice President
                  Chief Operating Officer
                  And Director

Common            James G. Brewer              3,375,000                1.87%
Stock             8756-122nd Avenue NE                                  -----
                  Kirkland, WA 98033
                  Vice President Finance and
                  Chief Financial Officer

Stock             All Officers and Directors  33,000,000               18.24%
                  as a group (3 persons)                               -----

(a) Includes 1,000,000 shares held by PDDE, LLC a State of Washington limited liability company formed in February 1998 of which Patrick F. Charles is Managing Member and owns controlling interest and 687,500 shares held by Coast Northwest Management, LLC a State of Washington Limited Liability
     Company formed in February 1998 of which Patrick F. Charles is a co-Managing Member and owns a 50% interest.

(b) Includes 625,000 shares held by United West Holdings LLC, a State of Washington limited liability company formed in February 1998 of which Terrence K. Picken is Managing Member and owns controlling interest, 375,000 shares held by TKY Holdings LLC, a State of Washington limited liability company formed in February 1998 of which Terrence K. Picken is Managing Member and owns controlling interest, and 687,500 shares held by Coast Northwest Management LLC, a State of Washington limited liability company formed in February 1998 of which Terrence K. Picken is a co-Managing Member and owns a 50% interest.

(c) Gives effect to the exercise of options to purchase shares of Common Stock: for Mr. Charles, 250,000 shares at an average price of $0.40 per share and for Mr. Picken, 250,000 shares at an average price of $0.40 per share.

                                OTHER INFORMATION

Additional information concerning Magellan, including its annual report on Form 10-KSB, its quarterly reports on Form 10-QSB or its periodic reports on Form 8-K which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov. Magellan's Common Stock trades on the Over The Counter Bulletin Board. The current trading symbol is MLFM.

The following document is being delivered to the Company's stockholders together with this Information Statement:

Exhibit A - Form of Certificate of Amendment to the Articles of Incorporation of Magellan Filmed Entertainment, Inc.


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                                   EXHIBIT "A"

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                      OF MAGELLAN FILMED ENTERTAINMENT, INC

THE UNDERSIGNED, Patrick F. Charles, President and CEO of Magellan Filmed Entertainment, Inc hereby certifies that:

1. The original articles were filed with the Office of the Secretary of State of the State of Nevada on February 28, 2000.

2. Pursuant to an action at the annual meeting of the shareholders of the corporation dated August 23, 2001, the corporation hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

         Article Six: Authorized Capitalization shall be and read as follows:

         Article Six.  Authorized Capitalization

The authorized capitalization of this corporation shall be and is the sum of 950,000,000 shares of Common Stock at $0.0001 par value and 300,000,000 shares of Preferred Stock at $0.0001 par value. The Common Stock and the Preferred Stock shall be fully paid at such time as the Board of Directors may designate in exchange for cash, property or services, the stock of other corporations or other values, rights, or things and the judgment of the Board of Directors as to the value thereof shall be conclusive.

6.1      Issuance of Common and Preferred Stock in Series

         The Common Stock and Preferred Stock may be issued from time to time in one or more series the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors may amend these Articles of Incorporation from time to time as necessary to express herein the provisions of a series of stock issued.

         6.1.1    Dividends

                  Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of the corporation legally available therefore at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the board of directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the board of directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

         6.1.2    Voting

                  To the extent provided herein or by resolution or resolutions of the board of directors providing for the issue of a class or series of Common Stock or Preferred Stock, the holders of each such class or series shall have the right to vote for the election of members of the board of directors of the corporation and the right to vote on all other matters, except those matters as to which Nevada law or these Articles provide for a separate vote.

         6.1.3    Issuance of Shares

                  The corporation may from time to time issue any authorized and unissued shares of Common Stock or Preferred Stock for such consideration as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefore to be received by the corporation in cash, property, services or such other consideration as is approved by the board of directors. Any and all such shares of Common Stock or Preferred Stock, the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

6.2      Designation of Common Stock

         6.2.1    Dividends

                  Dividends shall be declared and set aside for any shares of the Common Stock only upon resolution of the Board of Directors.

         6.2.2    Liquidation Rights

                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets available for distribution to the Common Stock shall be distributed in the order and amounts described in Section 6.3.8.



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         6.2.3    Voting Power

                  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held at the record date for the determination of Common Stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting.

6.3      Designation of Series of Preferred Stock

         6.3.1    Designations

         6.3.2    Dividends

         6.3.3    Voting Power

         6.3.4    Liquidation Rights

                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the order and amounts described in Section 6.3.8.

         6.3.5    Conversion Rights

         6.3.6    Redemption

         6.3.7    Reissuance of Stock

         6.3.8    Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

a.       General

(i.) Common Stock. Subject to payment in full of preferential liquidation rights granted to any series of Preferred Stock the holders of shares of Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them (the "Common Stock Liquidation Amount"). If the assets of the corporation shall be insufficient to permit the payment of the full Common Stock Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Stock Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Stock Liquidation Amount that would otherwise be payable to all such holders, and no further distribution to other shareholders of the corporation shall be made. Upon the completion of the preferential rights granted for any series of Preferred Stock and the full Common Stock Liquidation Amount if assets remain in the corporation, such remaining assets shall be distributed as set forth in Section 6.3.8a(ii).

(ii.)Participation.  Subject  to  payment  in full of  preferential  liquidation rights granted to any series of Preferred Stock and the payment in full or the Common Stock Liquidation Amount as provided in Section 6.3.8a (i), if assets remain in the corporation, such remaining assets shall be distributed to the holders of shares of Common Stock together, who shall each be entitled to receive their Pro Rata Amount; provided that the rights of the holders of shares of Common Stock are subject to any preferential rights granted for any subsequent series of Preferred Stock. "Pro Rata Amount" means that portion of remaining assets to which a group would be entitled based on its percentage of the number of shares of Common Stock outstanding and the number of shares of Common Stock into which the outstanding shares of Preferred Stock could then be converted.

b. Treatment of Sales of Assets or Acquisitions. The sale of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, shall be regarded as a liquidation within the meaning of this Section 6.3.8.

c. Distributions Other Than Cash. Whenever the distribution provided for in this Section 6.3.8 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the board of directors.


MAGELLAN FILMED ENTERTAINMENT, INC
a Nevada corporation

/s/ Patrick F. Charles
Patrick F. Charles
President and CEO